UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 2, 2015

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the March 31, 2015 retirement of John S. Gilbertson as Chief Executive Officer of AVX Corporation (“AVX” or the “Company”) and in recognition of his many years of dedicated service, on March 31, 2015, the Compensation Committee of the AVX Board of Directors awarded Mr. Gilbertson a special bonus of $1,085,000. Mr. Gilbertson will remain eligible to receive any incentive bonus award in connection with AVX’s results for the year ended March 31, 2015 earned under the Management Incentive Plan, the amount of which will be determined at a later date.  See “Compensation Discussion and Analysis” in AVX’s proxy statement for its 2014 Annual Meeting of shareholders for information concerning the Company’s Management Incentive Plan.

As previously announced, John Sarvis has been appointed to serve as Chief Executive Officer and President of the Company effective April 1, 2015. In connection with Mr. Sarvis’ appointment, the Compensation Committee set his annual base salary at $450,000.  Mr. Sarvis will be eligible to receive awards under the Management Incentive Plan as Vice President for the year ended March 31, 2015 and as Chief Executive Officer for the year ending March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2015

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary